Exhibit 99.2

DocGo Awarded $180M in New Business in the United States, United Kingdom Since January as Demand for Mobile Healthcare Grows

Volume of new business demonstrates strong growth across
key mobile health, medical transportation service lines

March 13, 2023 -- (New York, NY) DocGo (Nasdaq:DCGO), a leading provider of last-mile mobile health services, announced today that since the start of 2023 DocGo has had multiple new single and multi-year revenue contract wins as well as contract expansions valued at over $180 million over the next three years. These include new customer relationships with a premier not-for-profit health system serving Philadelphia and its western suburbs, a leading hospital network on Long Island, multiple federally funded hospitals, a Primary Care Network in South West London, UK, as well as expanded relationships with Philadelphia’s largest hospital network, and with the largest municipal health care system in the nation.

With these contracts, DocGo will expand mobile health services to include population health programs in New York, paramedic-led home visit services in the UK, the rights to offer remote patient monitoring to patients in Pennsylvania, medical transportation to more than 25 acute-care hospitals, event medical standby and hospital support services. The company expects all related contracts to be fully rolled out by the end of Q3 2023.

“These new agreements underscore how DocGo’s innovative, technology-driven care delivery model is resonating with health systems and municipalities,” said President and COO Lee Bienstock. “Our approach to RFP responses is rapidly maturing, resulting in more awards of increasing size.”

To accommodate this growth, DocGo will hire hundreds of clinicians and will increase the size of its fleet by more than 100 vehicles. As part of DocGo’s Zero Emission initiative to have an all-electric fleet by 2032, DocGo will be adding a number of EV vehicles as part of this effort, demonstrating a continued commitment to sustainability.

About DocGo

DocGo is a leading provider of last-mile mobile care services. DocGo is disrupting the traditional four-wall healthcare system by providing high quality, highly affordable care to patients where and when they need it. DocGo’s innovative technology and dedicated field staff of certified health professionals elevate the quality of patient care and drive business efficiencies for facilities, hospital networks, and health insurance providers. With Mobile Health, DocGo empowers the full promise and potential of telehealth by facilitating healthcare treatment, in tandem with a remote physician, in the comfort of a patient’s home or workplace. Together with DocGo’s integrated Ambulnz medical transport services, DocGo is bridging the gap between physical and virtual care. For more information, please visit www.docgo.com.

Forward-Looking Statements

This announcement contains forward-looking statements (including within the meaning of Section 21E of the U.S. Securities Exchange Act of 1934, as amended, and Section 27A of the U.S. Securities Act of 1933, as amended) concerning DocGo. These statements include, but are not limited to, statements that address our expected future business and financial performance and statements about (i) our plans, objectives and intentions with respect to future operations, services and products, including our transition to non-COVID related services, geographic expansion, normalization initiative, new and existing contracts, M&A activity, workforce growth, leadership transition, cash position and share repurchase program, (ii) our competitive position and opportunities, including our ability to realize the benefits from our operating model, and (iii) other statements identified by words such as “may”, “will”, “expect”, “intend”, “plan”, “potential”, “believe”, “seek”, “could”, “estimate”, “judgment”, “targeting”, “should”, “anticipate”, “predict” “project”, “aim”, “goal”, “outlook”, “guidance”, and similar words, phrases or expressions. These forward-looking statements are based on management’s current expectations and beliefs, as well as assumptions made by, and information currently available to, management, and current market trends and conditions. Forward-looking statements inherently involve risks and uncertainties, many of which are beyond our control, and which may cause actual results to differ materially from those contained in our forward-looking statements. Accordingly, you should not place undue reliance on such statements. Particular uncertainties that could materially affect current or future results include possible accounting adjustments made in the process of finalizing reported financial results; any risks associated with global economic conditions and concerns; the effects of global outbreaks of pandemics or contagious diseases or fear of such outbreaks, such as the COVID-19 coronavirus pandemic; competitive pressures; pricing declines; rates of growth in our target markets; our ability to improve gross margins; cost-containment measures; legislative and regulatory actions; the impact of legal proceedings and compliance risks; the impact on our business and reputation in the event of information technology system failures, network disruptions, cyber-attacks, or losses or unauthorized access to, or release of, confidential information; and the ability of the company to comply with laws and regulations regarding data privacy and protection. We undertake no intent or obligation to publicly update or revise any of these forward-looking statements, whether as a result of new information, future events or otherwise.

Media:
Alex Cole

Allison + Partners PR

203-962-4036

Alex.Cole@Allisonpr.com

Investors:
Mike Cole
DocGo
949-444-1341
mike.cole@docgo.com
ir@docgo.com

Steve Halper
LifeSci Advisors
646-876-6455
shalper@lifesciadvisors.com
ir@docgo.com